UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 28, 2026

Date of Report (Date of the earliest event reported)

Bausch + Lomb Corporation

(Exact Name of Registrant as Specified in Its Charter)

Canada	001-41380	98-1613662
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

520 Applewood Crescent

Vaughan, Ontario

Canada L4K 4B4

(Address of Principal Executive Offices) (Zip Code)

(905) 695-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value	BLCO	New York Stock Exchange	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2026, Nathalie Bernier notified Bausch + Lomb Corporation (the “Company”) of her decision to resign from the Board of Directors of the Company (the “Board”) and from the Science and Technology Committee of the Board, effective at the close of business. In connection with Ms. Bernier’s resignation and entry into a general mutual release of certain claims, the Company has agreed to pay Ms. Bernier prorated cash compensation for her service and to accelerate the vesting, in full, of the outstanding and unvested restricted share unit awards received by Ms. Bernier as part of her 2026 annual grant. The Board does not currently intend to fill the board vacancy created by Ms. Bernier’s resignation.

Ms. Bernier’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH + LOMB CORPORATION

By:	/s/ A. Robert D. Bailey
Name:	A. Robert D. Bailey
Title:	Executive Vice President and Chief Legal Officer

Date: October 28, 2026